                                                                      Exhibit 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report  dated March 15, 2007 (except for Note 12, as to which the date is August 27, 2007) accompanying the consolidated  financial statements of Bairnco  Corporation  (which  report  expressed  an  unqualified  opinion and contains  an  explanatory  paragraph  relating  to  the  Company's  adoption  of
Statement  No.  158,  Statement  No.  123  (revised  2004) and Staff  Accounting
Bulletin  No.  108),  and an  explanatory  paragraph  relating to the  Company's restatement of its consolidated  statement of comprehensive  income for the year ended December 31, 2006),  and management's  assessment of the  effectiveness of internal  control over financial  reporting  (which report dated March 15, 2007, did  not  express  an  opinion  on  either  management's  assessment  or on  the
effectiveness   of  Bairnco   Corporation's   internal  control  over  financial
reporting), included in this Form 8-K/A of WHX Corporation. We hereby consent to the incorporation by reference of said reports in the Registration  Statement of
WHX Corporation on Form S-8 (File No. 333-144148, effective June 28, 2007).

/s/ GRANT THORNTON LLP

Orlando, Florida
October 9, 2007